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                                                                   EXHIBIT 2.2


                                FIRST ADDENDUM TO
                            STOCK PURCHASE AGREEMENT


         This First Addendum to Stock Purchase Agreement ("Addendum") is made and entered into as of December 1, 1998, by and between between Children's Comprehensive Services of California, Inc., a California corporation ("Buyer"), on the one hand, and William M. Bosic, Donald J. Bosic, Joseph C. McCoy (with Messrs. Bosic, Bosic, and McCoy sometimes referred to herein as "Seller" or "Sellers" as the case may be), Somerset, Incorporated, a California corporation, and doing business as Somerset Educational Services ("Company"), and Julia E. Lippman Bosic, Blayne Bosic, and Pamela J. McCoy (with Mesdames Bosic, Bosic, and McCoy sometimes referred to herein as "Spouses") on the other hand; with Buyer, Sellers, Company, and Spouses sometimes referred to herein as "Party" or "Parties" as the case may be.

                                    RECITALS

         A. Buyer, Sellers, and Company entered into that certain Stock Purchase Agreement ("Agreement"), dated as of December 1, 1998.

         B. Pursuant to the Agreement, Buyer, Sellers, Company, or Spouses executed the following documents (collectively, the "Documents"):

             (1) Buyer's Officer's Certificate;
             (2) Resignation of William M. Bosic as an employee, as Director, and as President of Company;
             (3) Resignation of Donald J. Bosic as an employee, as Director, as Financial Officer and as Secretary of Company;
             (4) Resignation of Joseph C. McCoy as an employee, as Director, and as Vice President of Company;
             (5) Spousal Consent of Julia E. Lippman Bosic;
             (6) Spousal Consent of Blayne Bosic; and
             (7) Spousal Consent of Pamela J. McCoy.

         C. The Documents' references to a Stock Purchase Agreement, dated November 30, 1998, and to an effectiveness of November 30, 1998, are incorrect and such dates in both instances should be December 1, 1998.

         D. The Parties desire by this Addendum to amend the aforementioned incorrect references in the Documents with the correct date of December 1, 1998.


                                    AGREEMENT

         NOW, THEREFORE, the Parties agree to amend the Documents as follows:



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         1. The Parties agree that each and every reference in the Documents to a Stock Purchase Agreement as having been dated November 30, 1998, should be amended such to having been dated December 1, 1998, and further agree that each and every reference in the Documents to an effective date of November 30, 1998, should be amended such to having an effective date of December 1, 1998.

         2. This Addendum may be executed in one or more counterparts, each of which shall be deemed an original but all of which together will constitute one and the same instrument

         3. This Addendum shall be effective as November 30, 1998.

         IN WITNESS WHEREOF, the Parties hereto have executed this Agreement on the date first above written.


                        {SIGNATURES FOLLOW ON NEXT PAGE}



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                                    ----------------------------------------
                                     WILLIAM M. BOSIC


                                    ----------------------------------------
                                     DONALD J. BOSIC, individually and as
                                     Secretary for Somerset, Incorporated


                                    ----------------------------------------
                                     JOSEPH C. MCCOY


                                    SOMERSET, INCORPORATED, A CALIFORNIA
                                       CORPORATION


                                    By:
                                         ------------------------------------
                                    Name:
                                         ------------------------------------
                                    Title:
                                          -----------------------------------



                                    ----------------------------------------
                                     JULIA E. LIPPMAN BOSIC


                                    ----------------------------------------
                                     BLAYNE BOSIC


                                    ----------------------------------------
                                     PAMELA J. MCCOY


                       {SIGNATURES CONTINUE ON NEXT PAGE}



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                                    CHILDREN'S COMPREHENSIVE SERVICES OF

                                     CALIFORNIA, INC., A CALIFORNIA CORPORATION


                                    By:
                                        --------------------------------------
                                    Name:
                                         -------------------------------------
                                    Title:
                                          ------------------------------------